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As filed with the Securities and Exchange Commission on March 28, 2002

Registration No. 033-65542

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MATRIX PHARMACEUTICAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Other Jurisdiction of Incorporation)	94-2957068 (I.R.S. Employer Identification No.)

34700 Campus Drive
Fremont, California 94555
(510) 742-9900
(Address, including zip code, and telephone
number, including area code, of principal executive offices)

1988 RESTRICTED STOCK PLAN
(Full Title of the Plans)

Craig Wheeler
President
Matrix Pharmaceutical, Inc.
4560 Horton Street
Emeryville, California 94608
(Name and Address of Agent For Service)

(510) 655-8730
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:
 Alison S. Ressler
Sullivan & Cromwell
1888 Century Park East
Los Angeles, California 90067
(310) 712-6600

DEREGISTRATION OF UNSOLD SECURITIES

        On July 2, 1993, Matrix Pharmaceutical, Inc. ("Matrix") filed a Registration Statement on Form S-8, Registration No. 033-65542 (the "Registration Statement"), pertaining to 450,000 shares of Matrix's common stock, $0.01 par value per share (the "Common Stock"), and 450,000 options to purchase Common Stock under Matrix's 1988 Restricted Stock Plan. In accordance with an undertaking made by Matrix in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, Matrix hereby removes from registration the securities registered but unsold under the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Emeryville, California, on March 26, 2002.

MATRIX PHARMACEUTICAL, INC.
By	/s/ CRAIG WHEELER Name: Craig Wheeler Title: President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ CRAIG WHEELER Craig Wheeler	President and Director (Principal Executive Officer)	March 26, 2002
/s/ DAVID PRITCHARD David Pritchard	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 26, 2002
/s/ WILLIAM G. GREEN William G. Green	Director	March 26, 2002
/s/ JAMES SULAT James Sulat	Director	March 26, 2002
/s/ MICHAEL D. CASEY Michael D. Casey	Director	March 26, 2002
/s/ BRADLEY G. LORIMIER Bradley G. Lorimier	Director	March 26, 2002

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DEREGISTRATION OF UNSOLD SECURITIES
SIGNATURES